FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 20, 2008

FirstFed Financial Corp.
(Exact name of registrant as specified in its charter)

Delaware	1-9566	95-4087449
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

12555 W. Jefferson Boulevard, Los Angeles, California	90066
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:       (310) 302-5600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Total number of pages is 5

Index to Exhibits is on Page 3

ITEM 7.01.  Regulation FD Disclosure.

     The Registrant hereby incorporates by reference into this Item. 7 the summary monthly financial data as of and for the period ended May 31, 2008 attached as Exhibit 99.1, which is being furnished in accordance with Rule 101(e)(1) under Regulation FD.

     A discussion of the factors that could impact the Bank's loan portfolio in general, and the Registrant's overall business and financial performance, can be found in the Registrant's reports filed with the Securities and Exchange Commission. These factors include, among others, general economic and business conditions and changes therein, competition, consumer preferences and various other matters beyond the Registrant's control. Given these concerns, investors and analysts should not place undue reliance on the enclosed information. These reports speak only as of their stated date and period of time, and the Registrant undertakes no obligation to publicly update or revise the reports, although it may do so from time to time as management of the Registrant believes is warranted.

ITEM 9.01.  Financial Statements and Exhibits.

   (d)   Exhibits

           99.1   Monthly Financial Data as of and for the period ended May 31, 2008 (Unconsolidated)

S I G N A T U R E S

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FIRSTFED FINANCIAL CORP.

Dated: June 20, 2008	By: /s/	Douglas J. Goddard
Douglas J. Goddard
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit		Page
99.1	Monthly Financial Data as of and for the period ended May 31, 2008	4-5

             EXHIBIT 99.1

First Federal Bank of California MONTHLY REPORT OF OPERATIONS Unconsolidated Financial Highlights Unaudited (Dollars in thousands)

	As of, for the month ended May 31, 2008	As of, for the month ended April 30, 2008	As of, for the month ended May 31, 2007	As of, for the 5 months ended May 31, 2008	As of, for the 5 months ended May 31, 2007

Cash and investment securities	$384,661	$389,963	$336,630
Total mortgage-backed securities	$44,007	$44,783	$51,346
Total assets	$7,143,428	$7,119,314	$7,853,963

LOANS:
Total loans	$6,340,030	$6,324,950	$7,233,433

Loans funded:
Single-family loans	$87,407	$152,820	$37,792	$367,484	$310,372
Multi-family loans	65,125	39,564	4,755	249,827	52,083
Commercial & industrial real estate loans	824	-	-	8,547	5,955
Other loans	4,695	7,627	1,180	17,514	11,269
Total loans funded	$158,051	$200,011	$43,727	$643,372	$379,679
Loans originated for third parties:	-	507	4,130	3,861	71,623
Total loans originated:	$158,051	$200,518	$47,857	$647,233	$451,302

Percentage of ARMs originated	6%	4%	50%	10%	49%
Loan repayments:
Single-family loans	$97,100	$99,393	$220,220	$461,727	$1,070,621
Multi-family & commercial real estate loans	43,790	56,935	41,574	211,328	200,617
Other loans	1,307	891	4,183	12,148	21,567
	$142,197	$157,219	$265,977	$685,203	$1,292,805

Loans sold	$-	$320	$69,049	$1,060	$336,079
Percentage of adjustable rate loans to the total portfolio	81.54%	83.73%	97.04%

Non-performing assets to total assets ratio	8.03%	6.85%	0.65%

Delinquent loans:
Non-accrual single-family loans	$506,775	$435,601	$41,597
Single-family loans 30 to 59 days delinquent	$130,577	$128,703	$31,984
Single-family loans 60 to 89 days delinquent	$70,218	$120,223	$5,593

BORROWINGS:
Federal Home Loan Bank advances	$2,095,000	$2,020,000	$1,120,000
Reverse repurchase agreements	$370,000	$370,000	$900,000

DEPOSITS:
Retail deposits	$3,174,375	$3,138,072	$3,004,350
Wholesale deposits	734,942	819,371	1,893,882
	$3,909,317	$3,957,443	$4,898,232

Net increase (decrease) in deposits	$(48,126)	$(104,004)	$24,190	$(259,631)	$(1,003,886)

AVERAGE INTEREST RATES (CONSOLIDATED):

	As of, for the month ended May 31, 2008	As of, for the month ended April 30, 2008	As of, for the month ended May 31, 2007	As of, for the 5 months ended May 31, 2008	As of, for the 5 months ended May 31, 2007
Yield on loans	5.85%	6.35% *	8.03%	6.61%	7.98%
Yield on investments	5.23%	5.19%	5.38%	5.14%	5.50%
Yield on earning assets	5.81%	6.27% *	7.89%	6.51%	7.84%
Cost of deposits	3.39%	3.49%	4.38%	3.70%	4.49%
Cost of borrowings	3.76%	3.98%	5.39%	4.27%	5.38%
Cost of money	3.53%	3.68%	4.71%	3.96%	4.77%
Earnings spread	2.28%	2.59% *	3.18%	2.55%	3.07%
Effective net spread	2.45%	2.79% *	3.41% (1)	2.80%	3.45% (1)

(1) Effective net spread was computed based on 360 days a year.

* Revised.